UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Model N, Inc.
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UPDATES TO SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of February 12, 2020, certain information regarding beneficial ownership of our common stock (a) by each person known by us to be the beneficial owner of more than five percent of the outstanding shares of common stock, (b) by each director and nominee for director, (c) by named executive officers (as defined in “Executive Compensation” above) and (d) by all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 33,354,226 shares of common stock outstanding at February 12, 2020. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options and RSUs held by that person or entity that are currently exercisable or releasable, or that will become exercisable or releasable within 60 days of February 12, 2020. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Model N, Inc., 777 Mariners Island Boulevard, Suite 300, San Mateo, California 94404.

	Shares Beneficially Owned (as of February 12, 2020)
	Number	Percent
Named Executive Officers, Directors and Director Nominees:
Jason Blessing(1)	76,169	*
David Barter(2)	69,424	*
Chris Lyon(3)	3,695	*
Mark Anderson(4)	81,578	*
Suresh Kannan(5)	3,552	*
Alan Henricks(6)	41,398	*
Melissa Fisher(7)	43,277	*
Tim Adams(8)	40,585	*
Baljit Dail(9)	33,180	*
Dave Yarnold(10)	14,447	*
Scott Reese(11)	5,797	*
Kimberly DeCarlis (12)	464	*
Neeraj Gokhale (13)	44,434	*
Russell Mellott (14)	88,786	*
All directors and executive officers as a group (16 persons):(15)	557,387	1.7%
5% Stockholders:
BlackRock, Inc. (16)	2,566,370	7.7%
Joshua M. Schwartz (17)	2,460,819	7.4%
Renaissance Technologies, LLC (18)	2,109,144	6.3%
First Light Asset Management, LLC (19)	1,970,044	5.9%
The Vanguard Group, Inc. (20)	1,697,889	5.1%
_________________________

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.

(1)	Consists of 55,043 shares held by Mr. Blessing and 21,126 shares subject to restricted stock units held by Mr. Blessing that are releasable within 60 days of February 12, 2020.

(2)	Consists of 63,299 shares held by Mr. Barter and 6,125 shares subject to restricted stock units held by Mr. Barter that are releasable within 60 days of February 12, 2020.

(3)	Consists of 2,143 shares held by Mr. Lyon and 1,552 shares subject to restricted stock units held by Mr. Lyon that are releasable within 60 days of February 12, 2020.

(4)	Consists of 72,218 shares held by Mr. Anderson and 9,360 shares subject to restricted stock units held by Mr. Anderson that are releasable within 60 days of February 12, 2020.

(5)	Consists of 0 shares held by Mr. Kannan and 3,552 shares subject to restricted stock units held by Mr. Kannan that are releasable within 60 days of February 12, 2020.

(6)	Consists of 38,014 shares held by Mr. Henricks and 3,384 shares subject to restricted stock units held by Mr. Henricks that are releasable within 60 days of February 12, 2020.

(7)	Consists of 40,105 shares held by Ms. Fisher and 3,172 shares subject to restricted stock units held by Ms. Fisher that are releasable within 60 days of February 12, 2020.

(8)	Consists of 37,095 shares held by Mr. Adams and 3,490 shares subject to restricted stock units held by Mr. Adams that are releasable within 60 days of February 12, 2020.
(9)  Consists of 29,567 shares held by Mr. Dail and 3,613 shares subject to restricted stock units held by Mr. Dail that are releasable within 60 days of February 12, 2020.
(10) Consists of 11,275 shares held by Mr. Yarnold and 3,172 shares subject to restricted stock units held by Mr. Yarnold that are releasable within 60 days of February 12, 2020.
(11) Consists of 3,847 shares held by Mr. Reese and 1,950 shares subject to restricted stock units held by Mr. Reese that are releasable within 60 days of February 12, 2020.
(12) Consists of 0 shares held by Ms. DeCarlis and 464 shares subject to restricted stock units held by Ms. DeCarlis that are releasable withing 60 days of February 12, 2020.
(13) Consists of 44,434 shares held by Mr. Gokhale and 0 shares subject to restricted stock units held by Mr. Gokhale that are releasable within 60 days of February 12, 2020.
(14) Consists of 88,786 shares held by Mr. Mellott and 0 shares subject to restricted stock units held by Mr. Mellott that are releasable within 60 days of February 12, 2020.
(15) Consists of 493,325 shares held by our directors and executive officers as a group and 64,062 shares subject to options and restricted stock units that are exercisable or releasable within 60 days of February 12, 2020 held by our directors and executive officers as a group.
(16) Based on Schedule 13G/A filed February 05, 2020 with the SEC. Consists of 2,566,370 shares of common stock held by BlackRock, Inc. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the common stock of Model N, Inc. No one person's interest in the common stock of Model N, Inc. is more than five percent of the total outstanding common shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(17) Based on Schedule 13G filed on February 13, 2020 with the SEC. Consists of (i) 56,093 shares of common stock held by Joshua Schwartz; (ii) 396,652 shares of common stock held by JL Nominees Pty Ltd (“JLN”); 571,021 shares of common stock held by LL Nominees Pty Ltd (“LLN”); 1,437,053 shares of common stock held by NL Nominees Pty Ltd (“NLN”). JLN is a proprietary company which acts as the trustee for the Justin Liberman Family Trust.  LLN is a proprietary company which acts as the trustee for the Laini Liberman Family Trust.  NLM is a proprietary company which acts as the trustee for the Nic Liberman Family Trust.   Justin Liberman (“JL”), Laini Liberman (“LL”) and Nic Liberman (“NL”) are each the Director of JLN, LLN and NLN, respectively. Each of JL, LL and NL has the power to vote and dispose of the securities owned by JLN, LLN and NLN, respectively.  Accordingly, each of JL, LL and NL is deemed to beneficially own the securities owned by JLN, LLN and NLN, respectively. Joshua Schwartz is serving as advisor to each of JLN, LLN and NLN in regard to the Common Stock owned by it, and Joshua Schwartz has sole voting and dispositive power over the 56,093 shares of common stock held by him. As advisor, Mr. Schwartz has assisted in the selection, timing, sizing and duration of each such proprietary company’s investment in the common stock. The address of Joshua M. Schwartz is c/o the Law Office of Matthew J. Day PLLC, 120 W. 45th Street, Suite 3600, New York, NY 10036.
(18) Based on Schedule 13G filed on February 12, 2020 with the SEC. Consists of 2,109,144 shares of common stock held by Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation, who each have sole voting and dispositive power over the shares because Renaissance Technologies Holdings Corporation holds majority ownership of Renaissance Technologies LLC. The address for each reporting person is 800 Third Avenue, New York, NY 10022.
(19) Based on information obtained from our investor relations firm as of February 12, 2020. We do not have any additional information on the holder regarding the names of natural persons with voting and dispositive power over such shares. The address of First Light is 3300 Edinborough Way, Suite 201, Edina, MN 55435.
(20) Based on information obtained from our investor relations firm as of February 12, 2020. We do not have any additional information on the holder regarding the names of natural persons with voting and dispositive power over such shares. The address of The Vanguard Group, Inc. is 455 Devon Park Drive Wayne, PA 19087-1815.

NEW DIRECTOR APPOINTMENT
Effective January 15, 2020, our board of directors elected Kimberly DeCarlis to serve as a Class III director whose term will expire at our 2022 annual meeting of stockholders. We anticipate that Ms. DeCarlis may also serve as a member of one or more committees of our board of directors, which we will determine at a later time. There are no arrangements or understanding between Ms. DeCarlis and any other persons pursuant to which Ms. DeCarlis was elected as a director. There are also no family relationships between Ms. DeCarlis and any director or executive officer of the Company, nor does Ms. DeCarlis have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. DeCarlis will be eligible to receive an annual award of restricted stock units having a value of $135,000. In addition, Ms. DeCarlis will be eligible to receive a cash payment of $35,000 as a retainer for board service and additional awards of restricted stock units for committee service, as applicable. Annual awards are granted as of the date of the company’s annual meeting of stockholders and vest as to 25% quarterly as of the 15th day of May, August, November and February.

For the period beginning January 15, 2020 and ending at our 2020 annual meeting of stockholders, which is scheduled to be held on February 14, 2020, Ms. DeCarlis will receive restricted stock units having a value of $15,300, which reflects a prorated portion of the annual award and cash retainer she is eligible to receive and which will vest as to 100% on February 15, 2020.

Model N will enter into its standard form of Indemnity Agreement with Ms. DeCarlis. Pursuant to this agreement, subject to the exceptions and limitations provided therein, we will agree to hold harmless and indemnify Ms. DeCarlis to the fullest extent authorized by our certificate of incorporation, bylaws and Delaware law, and against any and all expenses, judgments, fines and settlement amounts actually and reasonably incurred by her in connection with any threatened, pending or completed action, suit or proceeding arising out of her services as a director. The form of Indemnity Agreement is filed as Exhibit 10.01 to our Form S-1 Registration Statement filed on March 12, 2013.